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                                                                    EXHIBIT 23.1



                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
CardioDynamics International Corporation:


We consent to incorporation by reference in registration statements No.333-40969 on Form S-8 and No. 333-31275 on Form S-3 of CardioDynamics International Corporation of our report dated March 11, 1998, relating to the balance sheet of CardioDynamics International Corporation as of November 30, 1997, and the related statements of operations, shareholders' equity, and cash flows for the year ended November 30, 1997, which report appears in the 1997 Annual Report on Form 10-KSB/A of CardioDynamics International Corporation.


                            /s/ KPMG PEAT MARWICK LLP
                            -------------------------

San Diego, California
November 23, 1998